UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of The Securities Exchange Act of 1934

February 14, 2018

Date of Report (Date of earliest event reported)

LENNAR CORPORATION

(Exact name of registrant as specified in its charter)

Delaware	1-11749	95-4337490
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 Northwest 107th Avenue, Miami, Florida 33172

(Address of principal executive offices) (Zip Code)

(305) 559-4000

(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (17 CFR §230.405) or Rule 12b-2 of the Securities Exchange Act of 1934 (17 CFR §240.12b-2).

Emerging growth company  ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.  ☐

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(e) On February 14, 2018, the Compensation Committee of the Board of Directors of Lennar Corporation (the “Company”) approved 2018 award agreements under the Company’s 2016 Incentive Compensation Plan relating to incentive compensation for Stuart Miller, the Company’s Chief Executive Officer, Rick Beckwitt, the Company’s President, and Jonathan Jaffe, the Company’s Vice President & Chief Operating Officer. The award agreements describe cash bonus opportunities based on the achievement of specified performance goals. Copies of the award agreements are filed as Exhibit 10.1 hereto.

In addition, on February 14, 2018, the Compensation Committee of the Board of Directors of the Company approved 2018 award agreements under the Company’s 2016 Equity Incentive Plan relating to equity compensation for Mr. Miller, Mr. Beckwitt, and Mr. Jaffe. Mr. Miller, Mr. Beckwitt, and Mr. Jaffe were granted target awards of 77,178, 69,078, 60,757 shares of Class A common stock, respectively, that are subject to performance-based vesting conditions, and 77,178, 69,078, 60,757 shares of Class A common stock, respectively, that are subject to service-based vesting conditions. A copy of the form of award agreement is filed as Exhibit 10.2 hereto.

Item 9.01. Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description of Document

10.1	2018 Award Agreements for Stuart Miller, Rick Beckwitt and Jonathan Jaffe.

10.2	Form of 2018 Award Agreement for Stuart Miller, Rick Beckwitt and Jonathan Jaffe.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 16, 2018	Lennar Corporation

	By:	/s/ Bruce Gross
	Name:	Bruce Gross
	Title:	Vice President and Chief Financial Officer